Exhibit 99.22


In re: Enron Corp., Debtor      Entity # 2                    Case No.: 01-16034

                              SUMMARY OF SCHEDULES

Indicate as to each schedule whether the schedule is attached and state the number of pages in each. Report the totals from Schedules A, B, C, D, E, F, G, H, I, and J in the boxes provided. Add the amounts from Schedules A and B to determine the total amount of the debtor's assets. Add the amounts from Schedules D, E, and F to determine the total amount of the debtor's liabilities.

                                                      ATTACHED        NO. OF
NAME OF SCHEDULE                                      (YES/NO)        SHEETS          ASSETS          LIABILITIES        OTHER
A - Real Property                                       Yes                1       $23,235,979

B - Personal Property                                   Yes               28    $51,796,903,917

C - Property Claimed as Exempt                          Yes                1

D - Creditors Holding Secured Claims                    Yes               20                                UNKNOWN

E - Creditors Holding Unsecured Priority Claims         Yes                4                                UNKNOWN

F - Creditors Holding Unsecured Nonpriority Claims      Yes            1,009                        $42,732,051,771

G - Executory Contracts and Unexpired Leases            Yes              192

H - Codebtors                                           Yes               23

I - Current Income of Individual Debtor(s)               No                0                                               N/A

J - Current Expenditures of Individual Debtor(s)         No                0                                               N/A

        Total Number of Sheets in ALL Schedules                        1,278

                                                        Total Assets            $51,820,139,896

                                                                        Total Liabilities           $42,732,051,771


NOTE: THE ASSETS ARE SHOWN ABOVE AT NET BOOK VALUE AND, THUS, AMOUNTS ULTIMATELY
      REALIZED WILL VARY FROM NET BOOK VALUE AND SUCH VARIANCE MAY BE MATERIAL. THE AMOUNTS SHOWN ABOVE FOR LIABILITIES EXCLUDE ITEMS IDENTIFIED AS "UNKNOWN" AND, THUS, ULTIMATE LIABILITIES MAY DIFFER MATERIALLY FROM THOSE STATED ABOVE. SEE GLOBAL NOTES REGARDING DEBTORS' BANKRUPTCY SCHEDULES AND STATEMENTS.